Exhibit 99.1

Media Contact: Tom Shiel

24-Hour: 800.559.3853

Analysts: Bill Currens

Office: 704.382.1603

May 3, 2016

Duke Energy reports first quarter 2016 adjusted earnings

•	First quarter 2016 adjusted diluted earnings per share (EPS) were $1.13 compared to $1.24 for the first quarter of 2015, reflecting the impact of milder winter weather and the prior-year sale of the Midwest Generation business

•	Reported diluted EPS of $1.01 for first quarter 2016, compared to $1.22 for the first quarter of 2015

•	Company remains on track to achieve its 2016 adjusted diluted earnings guidance range of $4.50 to $4.70 per share

CHARLOTTE, N.C. – Duke Energy today announced first quarter 2016 adjusted diluted EPS of $1.13, compared to $1.24 for first quarter 2015. First quarter 2016 reported EPS was $1.01, compared to $1.22 for first quarter 2015.

Adjusted diluted EPS for the first quarter of 2016 were lower than the prior year, primarily due to milder winter weather, the absence of prior-year Midwest Generation results, and higher winter storm costs. International’s results were supported by a favorable tax adjustment and stronger results in Brazil.

Based upon results through the first quarter, the company remains on track to achieve its 2016 adjusted diluted earnings guidance range of $4.50 to $4.70 per share.

“Operational excellence continues to underpin our commitment to our customers, communities and investors,” said Lynn Good, chairman, president and CEO. “This was evidenced by our quick response in restoring more than 1.1 million customers after multiple winter storms in the Carolinas.

“Equally important, we continued to make investments to better serve our customers — expanding natural gas and renewable generation investments, modernizing the electric grid and investing in infrastructure while continuing to efficiently manage our operations.”

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Business unit results

In addition to the summary business unit discussion below, a comprehensive table of quarterly adjusted earnings per share drivers compared to the prior year is provided on page 14.

The discussion below of first-quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 23 and 24 present a reconciliation of reported results to adjusted results.

During the first quarter of 2016, Duke Energy began to evaluate interim period segment performance based on financial information that includes the impact of income tax levelization within segment income. This represents a change from the previous measure, where the interim period impacts of income tax levelization were included within Other, and therefore excluded from segment income. As a result, prior period segment results presented in this release have been recast to conform to this change.

Regulated Utilities

Regulated Utilities recognized first quarter 2016 adjusted segment income of $695 million, compared to $774 million in the first quarter 2015, a decrease of $0.11 per share.

Lower quarterly results at Regulated Utilities were primarily driven by:

•	Milder winter weather compared to the prior year (-$0.10 per share), principally in the Carolinas and Midwest

•	Higher depreciation and amortization expense (-$0.06 per share), primarily resulting from additional plant-in-service, including the North Carolina Eastern Municipal Power Agency (NCEMPA) asset purchase in July 2015

•	Higher O&M expenses (-$0.01 per share), as a result of significant winter storm costs and the NCEMPA asset purchase, which were mostly offset by lower outage costs and ongoing cost efficiency initiatives

These unfavorable drivers were partially offset by:

•	Higher revenues from increased pricing and riders (+$0.07 per share) driven by the NCEMPA rider and energy efficiency programs

Commercial Portfolio

Commercial Portfolio recognized first quarter 2016 adjusted segment income of $27 million, compared to $101 million in the first quarter 2015, a decrease of $0.11 per share.

Lower quarterly results at Commercial Portfolio were primarily driven by the absence of earnings from the Midwest Generation business (-$0.12 per share), which was sold in

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April 2015, partially offset by stronger results from the renewables portfolio (+$0.01 per share).

International Energy

International Energy recognized first quarter 2016 adjusted segment income of $123 million, compared to $36 million in the first quarter 2015, an increase of $0.13 per share.

International Energy’s improved quarterly earnings were driven by lower tax expense (+$0.11 per share) and stronger results in Brazil (+$0.05 per share), primarily due to improved hydrology. These results were partially offset by weaker foreign currency exchange rates (-$0.02 per share).

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, and other investments.

Other recognized a first quarter 2016 adjusted net expense of $68 million, compared to net expense of $30 million in the first quarter 2015. The $0.06 per share decrease was primarily driven by tax adjustments in the prior year (-$0.04 per share) and higher interest expense (-$0.01 per share).

The consolidated adjusted effective tax rate for first quarter 2016 was 26 percent, compared to 32 percent in the first quarter of 2015. Adjusted effective tax rate is a non-GAAP financial measure. The tables on pages 25 and 26 present a reconciliation of reported effective tax rate to adjusted effective tax rate.

Accelerated stock repurchase program

In connection with the transaction to sell the Midwest Generation business to Dynegy for $2.8 billion, which closed on April 2, 2015, Duke Energy completed a $1.5 billion accelerated stock repurchase program (ASR). The program resulted in share retirements of approximately 19.8 million, providing a benefit to the first quarter 2016 results of approximately 4 cents per share.

Earnings conference call for analysts

An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the quarter and other business and financial updates.

The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-856-1955 in the

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United States or 719-325-4765 outside the United States. The confirmation code is 7567946. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, May 13, 2016, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 7567946. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Special Items and Non-GAAP Reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for quarterly results in 2016 and 2015 include:

(In millions, except per-share amounts)	After-Tax Amount	1Q 2016 EPS Impact	1Q 2015 EPS Impact
First Quarter 2016
• Cost to achieve, mergers	$(74)	$(0.11)
• Cost savings initiatives	(12)	(0.02)
• Discontinued operations	3	0.01
First Quarter 2015
• Cost to achieve, mergers	$(13)		$(0.02)
• Discontinued operations (1)	(4)		—

Total diluted EPS impact		$(0.12)	$(0.02)

(1)	Amounts exclude the Midwest Generation business operating results of $0.13 per diluted share included in reported income from discontinued operations, and included within adjusted diluted EPS.

Reconciliation of reported to adjusted diluted EPS for the quarter:

	1Q 2016 EPS	1Q 2015 EPS
Diluted EPS, as reported	$1.01	$1.22

Adjustments to reported EPS:
• Diluted EPS impact of special items and discontinued operations	0.12	0.02

Diluted EPS, adjusted	$1.13	$1.24

Non-GAAP financial measures

Management evaluates financial performance in part based on non-GAAP financial measures, adjusted earnings and adjusted diluted EPS. These items represent income from continuing operations net of income (loss) attributable to noncontrolling interests, adjusted for the dollar and per-share impact of special items. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. The special items for the period ended March 31, 2015, include the operating results of the nonregulated Midwest generation business and Duke Energy Retail Sales (collectively, the Disposal Group) which are classified as discontinued operations for GAAP purposes. Management believes inclusion of the Disposal Group’s operating results within adjusted earnings and adjusted diluted EPS

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results in a better reflection of Duke Energy’s financial performance. Costs to achieve mergers includes financing costs related to the Bridge Facility and the mark-to-market unrealized losses related to the forward-starting interest rate swaps used by Duke Energy to manage interest rate exposure for the expected financing of the Piedmont acquisition. The mark-to-market impact of forward-starting interest rate swaps is recognized in GAAP earnings immediately as the contracts do not qualify for hedge accounting or regulatory treatment. Management believes excluding the impact of the mark-to-market losses of the forward-starting interest rate swaps from adjusted earnings better reflects Duke Energy’s financial performance and therefore has excluded these impacts from adjusted earnings and adjusted diluted EPS. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, stockholders, analysts and investors concerning Duke Energy’s financial performance. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS Attributable to Duke Energy Corporation common stockholders.

Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to noncontrolling interests. Segment income, as discussed below, includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, including the operating results of the Disposal Group classified as discontinued operations for GAAP purposes. Management believes the presentation of adjusted segment income as presented provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income, which represents segment income from continuing operations not adjusted for any special items.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods.

Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods,

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information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy’s adjusted earnings, adjusted diluted EPS, and adjusted segment income may not be comparable to similarly titled measures of another company because other entities may not calculate the measures in the same manner.

Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 7.4 million electric customers located in six states in the Southeast and Midwest, representing a population of approximately 24 million people. Its Commercial Portfolio and International business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a S&P 100 Stock Index company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

The Duke Energy News Center serves as a multimedia resource for journalists and features news releases, helpful links, photos and videos. Hosted by Duke Energy, illumination is an online destination for stories about remarkable people, innovations, and community and environmental topics. It also offers glimpses into the past and insights into the future of energy.

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Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of costs and liabilities to comply with federal and state regulations related to coal ash, including amounts for the required closure of certain ash basins, are uncertain and difficult to estimate; the ability to recover eligible costs, including amounts associated with coal ash basin asset retirement obligations and future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than

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amounts estimated and all costs may not be fully recoverable through the regulatory process; credit ratings of the company or its subsidiaries may be different from what is expected; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation and distributed generation technologies; advancements in technology; additional competition in electric markets and continued industry consolidation; political, economic and regulatory uncertainty in Brazil and other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, and other catastrophic events such as fires, explosions, pandemic health events or other similar occurrences; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations and general economic conditions; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to successfully complete future merger, acquisition or divestiture plans; the expected timing and likelihood of completion of the proposed acquisition of Piedmont Natural Gas Company, Inc. (Piedmont), including the timing, receipt and terms and

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conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the acquisition, and under certain specified circumstance pay a termination fee of $250 million, as well as the ability to successfully integrate the businesses and realize anticipated benefits and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; and the likelihood, terms and timing of the potential sale of International Energy, excluding the equity investment in National Methanol Company, could change the presentation of certain assets, liabilities and results of operations as assets held for sale, liabilities associated with assets held for sale, and discontinued operations, respectively.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made; Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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March 2016

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except per-share amounts and where noted)	2016	2015
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.00	$1.09
Diluted	$1.00	$1.09
Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$0.01	$0.13
Diluted	$0.01	$0.13
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.01	$1.22
Diluted	$1.01	$1.22
Weighted-average shares outstanding
Basic	689	708
Diluted	689	708

SEGMENT INCOME (LOSS) BY BUSINESS SEGMENT
Regulated Utilities	$695	$774
International Energy(a)	123	36
Commercial Portfolio	27	7

Total Reportable Segment Income	845	817
Other Net Expense(b)(c)	(154)	(43)
Intercompany Eliminations	—	(1)
Income from Discontinued Operations, net of tax	3	91

Net Income Attributable to Duke Energy Corporation	$694	$864

CAPITALIZATION
Total Common Equity	48%	49%
Total Debt	52%	51%

Total Debt	$43,794	$43,608
Book Value Per Share	$57.98	$58.03
Actual Shares Outstanding	689	708

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities	$1,448	$1,262
International Energy	5	12
Commercial Portfolio	214	122
Other	37	58

Total Capital and Investment Expenditures	$1,704	$1,454

Note: Prior period segment income (loss) has been recast to conform with the new segment income measure.

(a)	Includes a tax benefit of $84 million related to lower income taxes resulting from the decision to divest the International Energy segment combined with more efficient utilization of foreign tax credits, net of the impact of no longer asserting indefinite reinvestment of foreign earnings for the three months ended March 31, 2016.
(b)	Includes costs to achieve mergers of $74 million for the three months ended March 31, 2016 (net of tax of $46 million) and $13 million for the three months ended March 31, 2015 (net of tax of $8 million).
(c)	Includes a charge of $12 million for the three months ended March 31, 2016, related to cost savings initiatives (net of tax of $8 million).

March 2016

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except for GWh and MW amounts)	2016	2015
REGULATED UTILITIES
Operating Revenues	$5,259	$5,723
Operating Expenses	3,967	4,305
Gains on Sales of Other Assets, net	1	7

Operating Income	1,293	1,425
Other Income and Expenses	64	72
Interest Expense	277	275

Income Before Income Taxes	1,080	1,222
Income Tax Expense	385	448

Segment Income	$695	$774

Depreciation and Amortization	$728	$698

INTERNATIONAL ENERGY
Operating Revenues	$246	$273
Operating Expenses	154	207

Operating Income	92	66
Other Income and Expenses	16	14
Interest Expense	22	23

Income Before Income Taxes	86	57
Income Tax (Benefit) Expense(a)	(39)	20
Less: Income Attributable to Noncontrolling Interests	2	1

Segment Income	$123	$36

Depreciation and Amortization	$22	$23
Sales, GWh	5,880	4,470
Proportional MW Capacity in Operation	4,315	4,335

COMMERCIAL PORTFOLIO
Operating Revenues	$114	$73
Operating Expenses	111	89
Gains on Sales of Other Assets, net	1	—

Operating Income (Loss)	4	(16)
Other Income and Expenses	2	2
Interest Expense	12	12

Loss Before Income Taxes	(6)	(26)
Income Tax Benefit	(33)	(33)

Segment Income	$27	$7

Depreciation and Amortization	$30	$24
Actual Renewable Plant Production, GWh	2,060	1,310
Net Proportional MW Capacity in Operation	1,963	1,415

OTHER
Operating Revenues	$29	$27
Operating Expenses(b)(c)(d)	92	50
Gains on Sales of Other Assets, net	7	7

Operating Loss	(56)	(16)
Other Income and Expenses	10	1
Interest Expense(e)	205	97

Loss Before Income Taxes	(251)	(112)
Income Tax Benefit(f)(g)(h)	(100)	(71)
Less: Income Attributable to Noncontrolling Interests	3	2

Segment Net Expense	$(154)	$(43)

Depreciation and Amortization	$34	$32

Note: Prior period has been recast to conform with the new segment income measure.

(a)	Includes a tax benefit of $84 million related to lower income taxes resulting from the decision to divest the International Energy segment combined with more efficient utilization of foreign tax credits, net of the impact of no longer asserting indefinite reinvestment of foreign earnings, for the three months ended March 31, 2016.
(b)	Includes costs to achieve mergers of $19 million for the three months ended March 31, 2016.
(c)	Includes a charge of $20 million for the three months ended March 31, 2016, related to cost savings initiatives.
(d)	Includes costs to achieve Progress merger of $21 million for the three months ended March 31, 2015.
(e)	Includes costs to achieve mergers of $100 million for the three months ended March 31, 2016.
(f)	Includes a tax benefit related to costs to achieve mergers of $46 million for the three months ended March 31, 2016.
(g)	Includes a tax benefit related to cost savings initiatives of $8 million for the three months ended March 31, 2016.
(h)	Includes a tax benefit related to costs to achieve Progress merger of $8 million for the three months ended March 31, 2015.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended March 31,
	2016	2015
Operating Revenues
Regulated electric	$5,053	$5,457
Nonregulated electric and other	400	377
Regulated natural gas	169	231

Total operating revenues	5,622	6,065

Operating Expenses
Fuel used in electric generation and purchased power - regulated	1,577	1,941
Fuel used in electric generation and purchased power - nonregulated	58	104
Cost of natural gas	60	111
Operation, maintenance and other	1,489	1,426
Depreciation and amortization	814	777
Property and other taxes	297	264
Impairment charges	3	—

Total operating expenses	4,298	4,623

Gains on Sales of Other Assets and Other, net	9	14

Operating Income	1,333	1,456

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	8	13
Other income and expenses, net	79	74

Total other income and expenses	87	87

Interest Expense	511	403

Income from Continuing Operations before Income Taxes	909	1,140
Income Tax Expense from Continuing Operations	213	364

Income from Continuing Operations	696	776
Income from Discontinued Operations, net of tax	3	91

Net Income	699	867
Less: Net Income Attributable to Noncontrolling Interests	5	3

Net Income Attributable to Duke Energy Corporation	$694	$864

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.00	$1.09
Diluted	$1.00	$1.09
Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$0.01	$0.13
Diluted	$0.01	$0.13
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.01	$1.22
Diluted	$1.01	$1.22
Weighted-average shares outstanding
Basic	689	708
Diluted	689	708

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in million, except per-share amounts)	March 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$778	$857
Receivables (net of allowance for doubtful accounts of $18 at March 31, 2016 and December 31, 2015)	609	703
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $55 at March 31, 2016 and $53 at December 31, 2015)	1,714	1,748
Inventory	3,721	3,810
Regulatory assets	813	877
Other	308	327

Total current assets	7,943	8,322

Investments and Other Assets
Investments in equity method unconsolidated affiliates	547	499
Nuclear decommissioning trust funds	5,880	5,825
Goodwill	16,349	16,343
Other	3,036	3,042

Total investments and other assets	25,812	25,709

Property, Plant and Equipment
Cost	113,942	112,826
Accumulated depreciation and amortization	(38,154)	(37,665)
Generation facilities to be retired, net	644	548

Net property, plant and equipment	76,432	75,709

Regulatory Assets and Deferred Debits
Regulatory assets	11,483	11,373
Other	39	43

Total regulatory assets and deferred debits	11,522	11,416

Total Assets	$121,709	$121,156

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,086	$2,400
Notes payable and commercial paper	3,486	3,633
Taxes accrued	394	348
Interest accrued	481	430
Current maturities of long-term debt	2,075	2,074
Regulatory liabilities	404	400
Other	1,965	2,115

Total current liabilities	10,891	11,400

Long-Term Debt	38,232	37,495

Deferred Credits and Other Liabilities
Deferred income taxes	12,825	12,705
Investment tax credits	493	472
Accrued pension and other post-retirement benefit costs	1,077	1,088
Asset retirement obligations	10,269	10,264
Regulatory liabilities	6,278	6,255
Other	1,703	1,706

Total deferred credits and other liabilities	32,645	32,490

Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 689 million and 688 million shares outstanding at March 31, 2016 and December 31, 2015, respectively	1	1
Additional paid-in capital	37,969	37,968
Retained earnings	2,688	2,564
Accumulated other comprehensive income	(766)	(806)

Total Duke Energy Corporation stockholder’s equity	39,892	39,727
Noncontrolling interests	49	44

Total equity	39,941	39,771

Total Liabilities and Equity	$121,709	$121,156

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$699	$867
Adjustments to reconcile net income to net cash provided by operating activities	965	573

Net cash provided by operating activities	1,664	1,440

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,758)	(1,456)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	15	801

Net (decrease) increase in cash and cash equivalents	(79)	785
Cash and cash equivalents at the beginning of period	857	2,036

Cash and cash equivalents at end of period	$778	$2,821

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

March 2016 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Consolidated
2015 YTD Reported Earnings Per Share, Diluted	$1.09	$0.05	$0.01	$(0.06)	$1.22

Costs to Achieve, Mergers	—	—	—	0.02	0.02
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.13	—	0.13
Discontinued Operations					(0.13)

2015 YTD Adjusted Earnings Per Share, Diluted	$1.09	$0.05	$0.14	$(0.04)	$1.24

Stock repurchase (a)	0.03	—	0.01	—	0.04

Weather	(0.10)	—	—	—	(0.10)

Pricing and Riders (b)	0.07	—	—	—	0.07

Volume	(0.01)	—	—	—	(0.01)

Wholesale (c)	0.01	—	—	—	0.01

Operations and Maintenance, net of recoverables (d)	(0.01)	—	—	—	(0.01)

Latin America, including Foreign Exchange Rates (e)	—	0.04	—	—	0.04

National Methanol Company	—	(0.01)	—	—	(0.01)

Duke Energy Renewables, net of tax (f)	—	—	0.01	—	0.01

Midwest Generation, net of tax (g)	—	—	(0.12)	—	(0.12)

Interest Expense	—	—	—	(0.01)	(0.01)

Change in effective income tax rate (h)	0.01	0.11	—	(0.04)	0.08

Other (i)	(0.08)	(0.01)	—	(0.01)	(0.10)

2016 YTD Adjusted Earnings Per Share, Diluted	$1.01	$0.18	$0.04	$(0.10)	$1.13

Cost to Achieve, Mergers	—	—	—	(0.11)	(0.11)
Cost Savings Initiatives	—	—	—	(0.02)	(0.02)
Discontinued Operations					0.01

2016 YTD Reported Earnings Per Share, Diluted	$1.01	$0.18	$0.04	$(0.23)	$1.01

Note 1: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

Note 3: Prior year amounts have been recast to conform with the new segment income measure.

(a)	Due to the decrease in common shares outstanding as a result of stock repurchased and retired under the Accelerated Stock Repurchase Program. Weighted-average diluted shares outstanding decreased from 708 million shares for the three months ended March 31, 2015, to 689 million shares for the three months ended March 31, 2016.
(b)	Primarily due to higher retail pricing due to lower volumes for Duke Energy Carolinas and Duke Energy Indiana (+$0.03), the NCEMPA rider (+$0.02), higher recoveries on energy efficiency programs in the Carolinas (+$0.01).
(c)	Primarily due to the implementation of the new 30-year contract with NCEMPA (+$0.03), partially offset by lower sales volumes (-$0.02).
(d)	Primarily due to increased storm restoration costs and costs related to the NCEMPA asset purchase, partially offset by lower outage costs and cost efficiency initiatives.
(e)	Primarily due to higher results in Brazil due to improved hydrology (+$0.05), partially offset by weaker foreign currency exchange rates (-$0.02).
(f)	Primarily due to higher wind production.
(g)	Due to the absence of earnings from the nonregulated Midwest generation business, which was sold in April 2015.
(h)	Amount for International Energy includes lower income taxes resulting from the decision to divest the International Energy segment combined with more efficient utilization of foreign tax credits, net of the impact of no longer asserting indefinite reinvestment of foreign earnings.
(i)	Amount for Regulated Utilities includes increased depreciation and amortization expense (-$0.06) due to higher depreciable base and higher non-income taxes (-$0.02).

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2016

	Three Months Ended March 31
	2016	2015	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	21,662	24,030	(9.9%)	(0.3%)
General Service	17,850	18,282	(2.4%)	(1.5%)
Industrial	12,272	12,264	0.1%	0.9%
Other Energy Sales	146	152	(3.9%)
Unbilled Sales	(344)	(1,046)	67.1%	n/a

Total Retail Sales	51,586	53,682	(3.9%)	(0.4%)

Special Sales	11,145	9,519	17.1%

Total Consolidated Electric Sales - Regulated Utilities	62,731	63,201	(0.7%)

Average Number of Customers (Electric)
Residential	6,425,427	6,342,548	1.3%
General Service	957,484	947,745	1.0%
Industrial	17,936	18,183	(1.4%)
Other Energy Sales	23,112	22,952	0.7%

Total Regular Sales	7,423,959	7,331,428	1.3%

Special Sales	62	65	(4.6%)

Total Average Number of Customers - Regulated Utilities	7,424,021	7,331,493	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	17,934	20,961	(14.4%)
Nuclear	17,999	17,389	3.5%
Hydro	1,047	495	111.5%
Oil and Natural Gas	16,083	14,271	12.7%
Renewable Energy	53	3	1,666.7%

Total Generation (4)	53,116	53,119	—%
Purchased Power and Net Interchange (5)	12,513	13,384	(6.5%)

Total Sources of Energy	65,629	66,503	(1.3%)
Less: Line Loss and Company Usage	2,898	3,302	(12.2%)

Total GWh Sources	62,731	63,201	(0.7%)

Owned MW Capacity (3)
Summer	50,157	49,739
Winter	53,346	52,994
Nuclear Capacity Factor (%) (6)	95	94

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.
(6)	Statistics reflect 100% of jointly owned stations.

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2016

	Three Months Ended March 31
	2016	2015	% Inc. (Dec.)
Heating and Cooling Degree Days
Carolinas - Actual
Heating Degree Days	1,588	1,904	(16.6%)
Cooling Degree Days	28	4	600.0%

Variance from Normal
Heating Degree Days	(6.5%)	15.0%	n/a
Cooling Degree Days	250.0%	(60.0%)	n/a

Midwest - Actual
Heating Degree Days	2,435	3,120	(22.0%)
Cooling Degree Days	—	—	—%

Variance from Normal
Heating Degree Days	(9.4%)	18.6%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

Florida - Actual
Heating Degree Days	401	373	7.5%
Cooling Degree Days	199	234	(15.0%)

Variance from Normal
Heating Degree Days	4.2%	(4.1%)	n/a
Cooling Degree Days	7.6%	36.0%	n/a

Duke Energy Carolinas

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2016

	Three Months Ended March 31
	2016	2015	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	7,580	8,478	(10.6%)
General Service	6,664	6,859	(2.8%)
Industrial	5,078	5,075	0.1%
Other Energy Sales	76	77	(1.3%)
Unbilled Sales	5	(489)	101.0%

Total Regular Electric Sales	19,403	20,000	(3.0%)	0.3%

Special Sales	2,222	2,468	(10.0%)

Total Consolidated Electric Sales - Duke Energy Carolinas	21,625	22,468	(3.8%)

Average Number of Customers
Residential	2,138,535	2,108,669	1.4%
General Service	347,329	343,194	1.2%
Industrial	6,333	6,471	(2.1%)
Other Energy Sales	15,133	14,954	1.2%

Total Regular Sales	2,507,330	2,473,288	1.4%

Special Sales	24	26	(7.7%)

Total Average Number of Customers - Duke Energy Carolinas	2,507,354	2,473,314	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	5,579	7,835	(28.8%)
Nuclear	10,993	11,316	(2.9%)
Hydro	725	257	182.1%
Oil and Natural Gas	2,986	2,233	33.7%
Renewable Energy	3	3	—%

Total Generation (4)	20,286	21,644	(6.3%)
Purchased Power and Net Interchange (5)	2,619	2,122	23.4%

Total Sources of Energy	22,905	23,766	(3.6%)
Less: Line Loss and Company Usage	1,280	1,298	(1.4%)

Total GWh Sources	21,625	22,468	(3.8%)

Owned MW Capacity (3)
Summer	19,678	19,645
Winter	20,383	20,357
Nuclear Capacity Factor (%) (6)	97	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,661	1,941	(14.4%)
Cooling Degree Days	19	1	1,800.0%

Variance from Normal
Heating Degree Days	(5.9%)	13.1%	n/a
Cooling Degree Days	171.4%	(90.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.
(6)	Statistics reflect 100% of jointly owned stations.

Duke Energy Progress

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2016

	Three Months Ended March 31
	2016	2015	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	5,000	5,767	(13.3%)
General Service	3,660	3,749	(2.4%)
Industrial	2,439	2,437	0.1%
Other Energy Sales	24	28	(14.3%)
Unbilled Sales	(135)	(441)	69.4%

Total Regular Electric Sales	10,988	11,540	(4.8%)	0.8%

Special Sales	6,161	5,225	17.9%

Total Consolidated Electric Sales - Duke Energy Progress	17,149	16,765	2.3%

Average Number of Customers
Residential	1,285,880	1,269,070	1.3%
General Service	227,523	224,411	1.4%
Industrial	4,159	4,230	(1.7%)
Other Energy Sales	1,601	1,688	(5.2%)

Total Regular Sales	1,519,163	1,499,399	1.3%

Special Sales	15	15	—%

Total Average Number of Customers - Duke Energy Progress	1,519,178	1,499,414	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,107	4,004	(47.4%)
Nuclear	7,006	6,073	15.4%
Hydro	253	182	39.0%
Oil and Natural Gas	6,472	5,821	11.2%

Total Generation (4)	15,888	16,080	(1.2%)
Purchased Power and Net Interchange (5)	1,765	1,514	16.6%

Total Sources of Energy	17,653	17,594	0.3%
Less: Line Loss and Company Usage	504	829	(39.2%)

Total GWh Sources	17,149	16,765	2.3%

Owned MW Capacity (3)
Summer	12,935	12,222
Winter	14,034	13,319
Nuclear Capacity Factor (%) (6)	91	92

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,514	1,867	(18.9%)
Cooling Degree Days	36	7	414.3%

Variance from Normal
Heating Degree Days	(7.1%)	17.1%	n/a
Cooling Degree Days	260.0%	(36.4%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.
(6)	Statistics reflect 100% of jointly owned stations.

Duke Energy Florida

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2016

	Three Months Ended March 31
	2016	2015	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	4,173	4,104	1.7%
General Service	3,241	3,235	0.2%
Industrial	752	760	(1.1%)
Other Energy Sales	6	6	—%
Unbilled Sales	(11)	114	(109.6%)

Total Regular Electric Sales	8,161	8,219	(0.7%)	(1.0%)

Special Sales	295	254	16.1%

Total Electric Sales - Duke Energy Florida	8,456	8,473	(0.2%)

Average Number of Customers
Residential	1,541,555	1,516,509	1.7%
General Service	194,707	192,560	1.1%
Industrial	2,202	2,256	(2.4%)
Other Energy Sales	1,536	1,542	(0.4%)

Total Regular Sales	1,740,000	1,712,867	1.6%

Special Sales	13	15	(13.3%)

Total Average Number of Customers - Duke Energy Florida	1,740,013	1,712,882	1.6%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,451	2,153	(32.6%)
Oil and Natural Gas	6,123	5,483	11.7%

Total Generation (4)	7,574	7,636	(0.8%)
Purchased Power and Net Interchange (5)	1,509	1,384	9.0%

Total Sources of Energy	9,083	9,020	0.7%
Less: Line Loss and Company Usage	627	547	14.6%

Total GWh Sources	8,456	8,473	(0.2%)

Owned MW Capacity (3)
Summer	8,989	9,154
Winter	9,894	10,120

Heating and Cooling Degree Days
Actual
Heating Degree Days	401	373	7.5%
Cooling Degree Days	199	234	(15.0%)

Variance from Normal
Heating Degree Days	4.2%	(4.1%)	n/a
Cooling Degree Days	7.6%	36.0%	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2016

	Three Months Ended March 31
	2016	2015	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	2,320	2,681	(13.5%)
General Service	2,297	2,363	(2.8%)
Industrial	1,444	1,448	(0.3%)
Other Energy Sales	27	28	(3.6%)
Unbilled Sales	(92)	(133)	30.8%

Total Regular Electric Sales	5,996	6,387	(6.1%)	(2.1%)

Special Sales	111	380	(70.8%)

Total Electric Sales - Duke Energy Ohio	6,107	6,767	(9.8%)

Average Number of Customers
Residential	753,189	747,619	0.7%
General Service	87,441	87,173	0.3%
Industrial	2,529	2,536	(0.3%)
Other Energy Sales	3,245	3,206	1.2%

Total Regular Sales	846,404	840,534	0.7%

Special Sales	1	1	—%

Total Average Number of Customers - Duke Energy Ohio	846,405	840,535	0.7%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	928	1,220	(23.9%)
Oil and Natural Gas	1	20	(95.0%)

Total Generation (4)	929	1,240	(25.1%)
Purchased Power and Net Interchange (5)	5,555	5,950	(6.6%)

Total Sources of Energy	6,484	7,190	(9.8%)
Less: Line Loss and Company Usage	377	423	(10.9%)

Total GWh Sources	6,107	6,767	(9.8%)

Owned MW Capacity (3)
Summer	1,062	1,225
Winter	1,164	1,327

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,349	2,962	(20.7%)
Cooling Degree Days	—	—	—%

Variance from Normal
Heating Degree Days	(9.5%)	16.4%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Gas Information

March 2016

	Three Months Ended March 31
	2016	2015	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
MCF Sales (1)
Residential	16,697,555	22,178,905	(24.7%)
General Service	10,079,678	13,071,081	(22.9%)
Industrial	2,478,003	3,075,861	(19.4%)
Other Energy Sales	5,825,284	6,216,151	(6.3%)
Unbilled Sales	(339,000)	(353,000)	4.0%

Total Gas Sales - Duke Energy Ohio	34,741,520	44,188,998	(21.4%)	(9.8%)

Average Number of Customers
Residential	480,519	478,136	0.5%
General Service	45,224	45,340	(0.3%)
Industrial	1,699	1,706	(0.4%)
Other Energy Sales	143	144	(0.7%)

Total Average Number of Gas Customers - Duke Energy Ohio	527,585	525,326	0.4%

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,349	2,962	(20.7%)
Cooling Degree Days	—	—	—%

Variance from Normal
Heating Degree Days	(9.5%)	16.4%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Indiana

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2016

	Three Months Ended March 31
	2016	2015	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	2,589	3,000	(13.7%)
General Service	1,988	2,076	(4.2%)
Industrial	2,559	2,544	0.6%
Other Energy Sales	13	13	—%
Unbilled Sales	(111)	(97)	(14.4%)

Total Regular Electric Sales	7,038	7,536	(6.6%)	(2.2%)

Special Sales	2,356	1,192	97.7%

Total Electric Sales - Duke Energy Indiana	9,394	8,728	7.6%

Average Number of Customers
Residential	706,268	700,681	0.8%
General Service	100,484	100,407	0.1%
Industrial	2,713	2,690	0.9%
Other Energy Sales	1,597	1,562	2.2%

Total Regular Sales	811,062	805,340	0.7%

Special Sales	9	8	12.5%

Total Average Number of Customers - Duke Energy Indiana	811,071	805,348	0.7%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	7,869	5,749	36.9%
Hydro	69	56	23.2%
Oil and Natural Gas	501	714	(29.8%)

Total Generation (4)	8,439	6,519	29.5%
Purchased Power and Net Interchange (5)	1,065	2,414	(55.9%)

Total Sources of Energy	9,504	8,933	6.4%
Less: Line Loss and Company Usage	110	205	(46.3%)

Total GWh Sources	9,394	8,728	7.6%

Owned MW Capacity (3)
Summer	7,493	7,493
Winter	7,871	7,871

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,521	3,278	(23.1%)
Cooling Degree Days	—	—	—%

Variance from Normal
Heating Degree Days	(9.3%)	20.7%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended March 31, 2016

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Mergers		Cost Savings Initiatives		Discontinued Operations	Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$695	$—		$—		$—	$—	$695
International Energy	123	—		—		—	—	123
Commercial Portfolio	27	—		—		—	—	27

Total Reportable Segment Income	845	—		—		—	—	845
Other	(68)	(74	)A	(12	)B	—	(86)	(154)

Total Reportable Segment Income and Other Net Expense	777	(74)		(12)		—	(86)	691
Discontinued Operations	—	—		—		3C	3	3

Net Income Attributable to Duke Energy Corporation	$777	$(74)		$(12)		$3	$(83)	$694

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.13	$(0.11)		$(0.02)		$0.01	$(0.12)	$1.01

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.13	$(0.11)		$(0.02)		$0.01	$(0.12)	$1.01

A -	Net of $46 million tax benefit. Includes $1 million recorded within Operating Revenues, $19 million recorded within Operating Expenses and $100 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $8 million tax benefit. Consists of severance costs recorded within Operation, maintenance and other on the Condensed Consolidated Statements of Operations.
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	689
Diluted	689

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended March 31, 2015

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Operations		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$774	$—		$—		$—		$—	$774
International Energy	36	—		—		—		—	36
Commercial Portfolio	101	—		(94	)B	—		(94)	7

Total Reportable Segment Income	911	—		(94)		—		(94)	817
Other	(30)	(13	)A	—		—		(13)	(43)
Intercompany Eliminations	—	—		—		(1	)D	(1)	(1)

Total Reportable Segment Income and Other Net Expense	881	(13)		(94)		(1)		(108)	773
Discontinued Operations	—	—		94B		(3	)C	91	91

Net Income Attributable to Duke Energy Corporation	$881	$(13)		$—		$(4)		$(17)	$864

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.24	$(0.02)		$—		$—		$(0.02)	$1.22

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.24	$(0.02)		$—		$—		$(0.02)	$1.22

A -	Net of $8 million tax benefit. Recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Operating results of the nonregulated Midwest generation business that had been classified from discontinued operations after adjustment for special items and economic hedges (net of $53 million tax benefit).
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	708
Diluted	708

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three Months Ended March 31, 2016

(Dollars in Millions)

	Three Months Ended March 31, 2016
	Balance	Effective Tax Rate
Adjusted Earnings, Pretax Income	$1,044
Costs to Achieve, Mergers	(120)
Cost Savings Initiatives	(20)
Noncontrolling interests	5

Reported Income From Continuing Operations Before Income Taxes	$909

Adjusted Tax Expense	$267	26	%*
Costs to Achieve, Mergers	(46)
Cost Savings Initiatives	(8)

Reported Income Tax Expense From Continuing Operations	$213	23%

*	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three Months Ended March 31, 2015

(Dollars in Millions)

	Three Months Ended March 31, 2015
	Balance	Effective Tax Rate
Adjusted Earnings, Pretax Income	$1,305
Costs to Achieve, Mergers	(21)
Midwest Generation Operations	(147)
Noncontrolling interests	3

Reported Income From Continuing Operations Before Income Taxes	$1,140

Adjusted Tax Expense	$425	32	%*
Costs to Achieve, Mergers	(8)
Midwest Generation Operations	(53)

Reported Income Tax Expense From Continuing Operations	$364	32%

*	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.